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                                                                    EXHIBIT 24.2

                         CERTIFICATE OF GENERAL COUNSEL

    I, Ira Dansky, do hereby certify that I am the General Counsel of Jones Apparel Group, Inc., a Pennsylvania corporation (the "Company"), and do hereby further certify that:

    Attached hereto as EXHIBIT A are true and correct copies of resolutions duly adopted by written consent of the Board of Directors of the Company dated as of September 23, 1997. Such resolutions remain in full force and effect in the form adopted, not having been rescinded or amended in any manner whatsoever.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Jones Apparel Group, Inc. this 14th day of October, 1997.

                                                    /s/ Ira Dansky
                                                    General Counsel
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                                                                       EXHIBIT A

    RESOLVED: that the Company is authorized to register with the Securities and Exchange Commission ("SEC") up to 5,175,000 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), for sale by Sidney Kimmel or any entity controlled by Sidney Kimmel (the "Selling Shareholder"), pursuant to a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "1933 Act"), including a related Registration Statement pursuant to Rule 462(b) under the 1933 Act.

    RESOLVED: that the preparation and execution on behalf of the Company by the officers and directors of the Company and the filing by them of the Registration Statement to register the Shares for sale by the Selling Shareholder, be and it hereby is, ratified, confirmed and approved.

    RESOLVED: that each officer and/or director of the Company authorized under the 1933 Act to sign the Registration Statement on behalf of the Company be, and he hereby is, authorized to sign such Registration Statement, including any pre-effective or post-effective amendments thereto, by his attorney-in-fact or agent thereunder duly empowered by power of attorney, executed by such officer and/or director.

    RESOLVED: that the Chairman of the Board, the Vice Chairman, the President, the Executive Vice President, the Chief Financial Officer, the General Counsel and Secretary of the Company (the "Authorized Persons"), are each authorized to execute and deliver such additional documents, including further amendments, including without limitation post-effective amendments to, or other filings in connection with, the Registration Statement, including a related Registration Statement pursuant to Rule 462(b) under the 1933 Act, and to take such additional action, as they may deem necessary or appropriate, with such further changes in and additions thereto as the Authorized Persons may approve, such approval to be conclusively evidenced by the execution of any such document.

    RESOLVED: that the Chairman of the Board, the Chief Financial Officer and the General Counsel of the Company, are designated as the persons authorized to receive notices and communications from the SEC with respect to the Registration Statement and any amendments, and they each are designated agents for service of process under the 1933 Act in connection with the Registration Statement, with all powers relating to such designation.